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                                                                   EXHIBIT 10.16


                    HEALTHDYNE INFORMATION ENTERPRISES, INC.

                              STOCK OPTION PLAN I

                      NONQUALIFIED STOCK OPTION AGREEMENT



OPTION FOR THE PURCHASE OF: ______________ SHARES

EXERCISE PRICE PER SHARE: $


         This Agreement made and entered into as of this ____ day of _________, ______, by and between Healthdyne Information Enterprises, Inc., a Georgia corporation, hereinafter referred to as the "Company", and name, hereinafter referred to as the "Participant".


                              W I T N E S S E T H:


         WHEREAS, a Healthdyne Information Enterprises, Inc. Stock Option Plan I, hereinafter referred to as the "Plan", has been adopted by the Company; and

         WHEREAS, Section 6.1 of the Plan authorizes the Stock Option Committee of Healthdyne, Inc. or the Company, hereinafter referred to as the "Committee", to cause the Company to enter into a written agreement with the Participant setting forth the form and the amount of any award and any conditions and restrictions on the award imposed by the Plan and the Committee; and

         WHEREAS, the Committee desires to make an award to the Participant consisting of a Nonqualified Stock Option;

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Participant hereby agree as follows:

         1. Option Grant. The Company hereby grants to the Participant a Nonqualified Stock Option pursuant to the Plan to purchase the number of shares of Common Stock of the Company set forth above (hereinafter referred to as "Common Stock"), at the price per share set forth above, subject to the terms and conditions of this Agreement. The Nonqualified Stock Option is referred to herein as the "Option".

         2. Option Vesting. The Participant agrees that he must remain continuously employed by the Company or any Subsidiary thereof or engaged to provide services thereto for one year from the date of this Agreement in order for the exercise of any part of the Option to accrue. Subject to the preceding sentence and until terminated as provided in Paragraph 4, the Option shall become exercisable on the first anniversary date of this Agreement to the extent of

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thirty-three and one-third percent (33-1/3%) of the shares of Common Stock subject to the Option. The Option shall become exercisable on each of the next two (2) anniversary dates of this Agreement to the extent of an additional thirty-three and one-third percent (33-1/3%) of the shares of Common Stock subject to the Option; provided the Participant shall have been in the continuous employ of the Company or any Subsidiary thereof or engaged to provide services thereto since the date of this Agreement. Although the Option may remain exercisable after a termination of employment under the limited circumstances specifically set forth in Paragraph 4 hereof, vesting of the Option shall cease as of the applicable date of termination or disability referred to in Paragraph 4 and the Option shall be exercisable during such extended periods of time only to the extent that it was exercisable on such date of termination or disability. Notwithstanding the foregoing, as of the date of any dissolution or liquidation of the Company or any merger or combination in which the Company is not a surviving corporation this Option shall terminate, but the Participant shall have the right immediately prior to such termination, in accordance with procedures established by the Committee, to exercise the Option in whole or in part without regard to the installment requirements described above.

         3. Manner of Exercise. The Participant may exercise the Option by delivering written notice to the Company on a form set forth in Exhibit A hereto or as otherwise provided by the Committee indicating the number of shares to be purchased. The Company agrees to cause certificates for any shares of Common Stock purchased hereunder to be delivered to the Participant upon payment in full of the Option price in cash, unrestricted shares of Common Stock, or a combination of such Common Stock and cash. Any shares of Common Stock applied toward the Option price shall be valued at their Fair Market Value on the date of exercise of the Option, shall have been held by the holder hereof for at least six (6) months or such longer period of time as may be necessary for such shares to be deemed to constitute "mature" shares for accounting purposes, and shall be delivered along with any portion of the Option price to be paid in cash within five (5) days after the date of exercise. If the Participant fails to pay the Option price within five (5) days, the Committee shall have the right in its sole discretion to void the exercise of the Option.

         4. Expiration of Option. The Option shall terminate on the earliest to occur of the following dates:

               (a) The date upon which the Participant is dismissed from his or her employment or consulting engagement with the Company and the Subsidiaries for good cause (as defined by the Participant's employment or consulting agreement or applicable personnel policy, as the case may be) or other serious misconduct (as defined in the Plan);

               (b) Sixty (60) days after the date of which the Company terminated the Participant's full-time employment or consulting engagement with the Company other than for cause as described in Subsection 4(a) above, retirement, disability (as determined by the Social Security Administration), or death;

               (c) Twelve (12) months after the Participant's termination of full-time employment or consulting engagement due to his retirement from the Company or any Subsidiary thereof;

               (d)  Twelve (12) months after the Participant's date of death;



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               (e)  Twelve (12) months from the date of the disabling event which shall render the Participant totally and permanently disabled, as determined by the Social Security Administration;

               (f)  Six (6) years from the date the Option is granted.

For purposes of this Paragraph 4, the date of termination of employment or consulting shall mean the last date upon which such employment services are provided on a full-time basis or such consulting services are regularly provided by the Participant, without extension or any severance period or other compensation payable in connection with such termination but with extension for any periods of time related to mandated notices of termination to the extent required to be given to the Participant by the Company or any Subsidiary under any applicable employment agreement or personnel policy.

         5. Holder's Exercise Subject to Compliance with Securities Laws. Notwithstanding the exercise of this Option, in whole or in part, in accordance with all other provisions of this Option, the Company shall have no obligation to honor such exercise and to issue Common Stock pursuant thereto unless and until (a) the shares of Common Stock to be purchased pursuant to such exercise shall have been registered under the Securities Act of 1933, as amended, and under all applicable state securities laws, unless the Company shall have received an opinion of counsel satisfactory to the Company to the effect that such registration is not required, or, (b) at the Company's request, the Participant furnishes the Company prior to the issuance of any shares pursuant to the exercise of this Option, an agreement in which the Participant represents that the shares acquired by him upon exercise, if the shares are not registered pursuant to applicable state and/or federal securities laws, are being acquired for investment and not with a view to the sale or distribution thereof. If the foregoing conditions shall not have been met within sixty (60) days after exercise, the Company may elect to treat such exercise as null and void. Upon the Company's election to treat any such exercise as null and void, the Company shall return any cash delivered in payment for shares of Common Stock upon such exercise. No such voided exercise shall prejudice the Optionee's right to exercise this Option, in whole or in part, at any other time.

         6. Exercise by Estate Following Death. In the event the Participant shall die prior to the exercise of the Option granted pursuant to this Agreement, the administrator of the deceased Participant's estate, the executor under his will, or the person or persons to whom the Option shall have been validly transferred by such executor or administrator pursuant to the will or laws of intestate succession, shall have the right to exercise the Option to the extent exercisable on the date of the Participant's death, subject to the terms of this Agreement.

         7. Liens and Encumbrances. Except as provided in Paragraph 6, no benefit under the Plan or this Agreement shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, excluding the use of Options under the Plan as collateral in exercising the Option, and any attempt to do so shall be null and void. No such benefits shall be in any manner liable for or subject to the debts, contracts, liabilities, engagements, or torts of the Participant prior to the receipt thereof by the Participant.

         8. Limitation on Exercise. No election as to benefits or the exercise of the Option may be made during the Participant's lifetime by anyone other than the Participant, or his legal representative in the event of the Participant's disability. In addition, no Option may be exercised within one hundred eighty (180) days after the date of closing of a public offering or public



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distribution of a portion of the Company's Common Stock following which the Common Stock is registered under Section 12 of the Securities Exchange Act of 1934, unless in the absence of such exercise the Option would expire or terminate in accordance with its terms prior to the end of such one hundred eighty (180) day period.

         9. Violation of Laws. The Options shall not be exercisable if such exercise would involve a violation of any applicable federal or state securities laws, and the Company hereby agrees to make reasonable efforts to comply with such securities laws.

         10. Adjustments by Committee. The Committee shall make such adjustments to the Option price and in the number or kind of shares of Common Stock covered by the Option consistent with the terms of the Plan as the Committee in its sole discretion may determine is equitably required to prevent dilution or enlargement of the rights of the Participant that otherwise would result from (a) any stock dividend, stock split, combination of shares, distribution of assets, recapitalization, or other change in the capital structure of the Company, or (b) any merger, or (c) any other corporate transaction or event having an effect similar to any of the foregoing.

         11. Transfer to Subsidiary or Affiliate. The continuous employ or engagement of the Participant with the Company or any of its subsidiaries or affiliates shall not be deemed to have ceased by reason of the transfer of the Participant among the Company or any other entity controlled by or under common control with the Company.

         12. Taxes. The Company's obligation hereunder shall be subject to the satisfaction by the Participant in a manner acceptable to the Company of all applicable withholding taxes and other withholding obligations.

         13. Incidental rights Not Guaranteed. The grant of the Options pursuant to this Agreement shall not be construed as conferring upon the Participant any right to continued employment, and the employment of any Participant may be terminated without regard to the effect which such action may have upon him as a Participant under the Plan. Furthermore, there is no assurance that a public market for the Common Stock of the Company will occur so as to permit the shares of Common Stock received upon the exercise of the Option to be freely tradeable or to have a readily determinable value.

         14. Amendments. The Board of Directors of the Company may at any time terminate, amend or modify the Plan or alter the terms of this Option in accordance with the specific terms and conditions set forth in the Plan.

         15. Incorporation of Plan. The terms and provisions of the Plan are specifically incorporated herein by reference and made a part hereof.

         16. Governing Law. To the extent that federal law shall not be held to preempt local law, this Agreement shall be governed by the laws of the State of Georgia. If any provision of the Agreement shall be held invalid or unenforceable the remaining provisions hereof shall continue in full force and effect.



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         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officers as of the date first set forth above.



Attest:                                       HEALTHDYNE INFORMATION
                                              ENTERPRISES, INC.



By:                                           By:
   --------------------------------              -----------------------------
      Secretary                                       President


                                              PARTICIPANT



                                              --------------------------------



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                                   EXHIBIT A

                              OPTION EXERCISE FORM


                     (To be executed by the Participant to
                  exercise the rights to purchase Common Stock
                       evidenced by the foregoing Option)


TO:      HEALTHDYNE INFORMATION ENTERPRISES, INC.

         The undersigned hereby exercises the right to purchase ___________ shares of Common Stock covered by a Stock Option Agreement, dated
____________________, in accordance with the terms and conditions thereof, and herewith makes payment of the Option Price of such shares in full.



                                       ---------------------------------------
                                       Participant



                                       ---------------------------------------

                                       ---------------------------------------
                                       (Address)


                                       ---------------------------------------
                                       (Social Security Number)


Dated:  ____________________, 19___.